LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), dated as of this 20th day of October, 2017 (“Effective Date”), is entered into by and between RICH MARKS, LLC, a Delaware limited liability company (“Licensor”), and EASTSIDE DISTILLING, INC., a corporation organized under the laws of the State of Nevada (“Licensee”).

WHEREAS, Licensee desires to use the Authorized Trademark (as defined below) during the Term (as defined below) and within the Territory (as defined below) in order to produce, manufacture, distribute and promote the Authorized Products (as defined below); and

WHEREAS, Licensor is willing to grant to Licensee a license to use the Authorized Trademark during the Term and within the Territory solely in order to produce, manufacture, distribute and promote the Authorized Products, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, it is hereby agreed as follows:

1. Definitions. Capitalized terms used herein that are not otherwise defined in context shall have the following meaning:

“Artist” or “JR” means country music singer-songwriter John Rich.

“Authorized Products” means, collectively, the Distilled Spirits Products, the Promotional Materials and the Promotional Items (each as defined below).

“Authorized Property” means, collectively, the Authorized Trademark and the Brand Intellectual Property (as defined below).

“Authorized Trademark” means that trademark registration identified on Exhibit D attached hereto and made a part hereof.

“Brand Intellectual Property” means any and all Authorized Trademark-related (i) product names, product packaging, slogans, designs, bottle designs, logos, trade dress, (ii) any and all copyrights and copyrightable works, (iii) any and all product formulas, recipes, formulations and blends (collectively, the “Product Formulations”), and (iv) all intellectual property rights and goodwill associated with (i) through (iii) above in any form throughout the world, including any registrations or applications relating to the foregoing and any extensions, modifications, renewals, reissuance, continuation or continuation in part, reexamination and improvements thereof.

“Case” means a package containing [****] equivalent of alcoholic beverages.

“Control Group” means those individuals and entities holding in the aggregate, as of the Effective Date, at least fifty percent (50%), directly or indirectly, of the aggregate issued and outstanding capital stock of Licensee on a fully diluted basis.

“Contract Date” means January 1, 2018.

“Contract Year” means each successive sequential period of twelve (12) months occurring during the Term, with the first of such period commencing on the Contract Date and expiring twelve (12) months thereafter.

“Distilled Spirits Products” means distilled spirits products produced by Licensee, and those other alcoholic beverage products agreed to in a Product Extension Amendment (as defined below), as provided for below, bearing some form of the Authorized Trademark on the label of each such Authorized Product (as permitted herein), and consisting solely of distilled spirits intended for human consumption; provided, however, notwithstanding the foregoing, “Distilled Spirits Products” shall not mean and shall not be deemed to include, for any purpose hereunder, unless a Product Extension Amendment is agreed in advance and in writing with respect thereto in each instance: (i) wine (regardless of alcohol by content); (ii) any cider or malt beverage products (including, without limitation, beer, sake, hard lemonade, etc.); (iii) any beverage that has distilled spirits as a non-primary ingredient, including any cordial, aperitif or other similar distilled spirits beverage; (iv) any mixed or hybrid alcoholic beverages consisting of, based upon, flavored with, or derived from, any of the foregoing items (i) – (iii), however marketed or branded; or (Iv) any condiment, food or non-alcoholic beverage products intended or marketed for consumption in connection with the consumption of distilled spirits products, including, without limitation, mixers, mixes, juices and/or salts. Licensee currently intends to launch the following initial products within the first [****] of the Effective Date: [****]. For the avoidance of doubt, until such time as a Product Extension Agreement is fully executed by the parties hereto with respect to a particularly defined item of Distilled Spirits Products, Licensor and Artist shall be under no restriction whatsoever respecting entering into any transaction or arrangement regarding any item set forth in (i) – (iv) of this definition of Distilled Spirits Products.

“Distribution Channels” shall mean the distribution channel(s) set forth on Exhibit A attached hereto and made a part hereof.

“Licensee Disposition” means the first to occur of any of the following events:

(a) Licensee assigns this Agreement to a wholly or partially owned subsidiary (by operation of law, change of control or otherwise) without the prior written permission of Licensor, which shall not be unreasonably withheld;

(b) Licensee sells, assigns or otherwise disposes, whether in a single sale or series of related transactions, all or substantially all of its assets;

(c) the acquisition, directly or indirectly, in any transaction or any number of transactions, by an individual or Group (as defined by SEC rules), who is not an owner of at least five percent (5%) of the total voting power of Licensee as of the Effective Date, of at least fifty-one percent (51%) of the total voting power of Licensee; or

(d) the consummation of any merger, consolidation or business combination or similar transaction involving Licensee in which Licensee is not the continuing or surviving corporation, without the prior written permission of Licensor, which shall not be unreasonably withheld.

“Licensee Know-How” means any trade secrets, know-how, methods, processes, technical information, directions, instructions, protocols, procedures, techniques, raw material sources, concepts and ideas owned, as of the Effective Date, by Licensee and used for the manufacture, bottling and labeling of distilled spirits products; provided, however, that any of the foregoing shall only constitute “Licensee Know-How” to the extent not known to Licensor as of the Effective Date or not otherwise generally known in the distilled spirits industry.

“Product Extension Amendment” means respecting each new possible, proposed distilled spirit alcoholic beverage product not constituting an Initial Product, a written amendment to this Agreement fully executed by the parties hereto that, at a minimum, contains the following: (a) business case for market need; (b) sales plans; (c) marketing spend allotment (including an increase in the Minimum JR Promotional Allowance therefor); and (d) proposed packaging, design and flavor profile.

“Promotional Items” means merchandise, bearing one or more items of the Authorized Property, used for advertising and promotion solely the Distilled Spirits Products (e.g. hats, t-shirts, glassware and similar items). All Promotional Items will either be given away as free, promotional, premium items or sold solely in tasting rooms or online webstores wholly owned by Licensee provided the parties agree in writing upon a royalty to be paid to Licensor therefor prior to any such sales, unless otherwise agreed to by the parties hereto pursuant to a separate written license agreement. In the event Licensee engages any third party to create Promotional Items, Licensee shall enter into a work-for-hire (in a form approved by Licensor) assigning all rights to any Promotional Items to Licensee.

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“Promotional Materials” means print advertisements, online, television, radio spots and point of sale materials (at both on and off premise retail locations) including, without limitation, in connection with any personal appearances which Artist, in his individual capacity, may make, and with respect to any and all other promotional materials relating to the Authorized Products occurring during the Term. In the event Licensee engages any third party to create Promotional Materials, Licensee shall enter into a work-for-hire (in a form approved by Licensor) assigning all rights to any Promotional Materials to Licensee.

“Territory” shall be the United States of America.

2. License Grant.

a. License. Subject to the terms, conditions and obligations hereof (including the exclusivity provisions set forth below), Licensor hereby grants to Licensee, and Licensee hereby accepts, upon the terms and conditions set forth herein, during the Term (as defined below) and within the Territory, a non-transferable and non-sublicenseable license to use and exploit the Authorized Property solely in order to produce, manufacture, distribute, advertise and promote the Authorized Products (the “License”).

b. No Denigration. Neither Licensee nor any distributer, wholesaler or any other third party engaged by Licensee shall denigrate or permit or allow the denigration of the Authorized Property in connection with the performance of its obligations and rights under this Agreement, and Licensee shall take any other action not approved by Licensor as provided herein that is harmful or potentially harmful to or which disparages, ridicules or demeans the goodwill, honor and reputation of Licensor, Artist, or the Authorized Property.

c. Price Point Consultation. To further protect the value and integrity of the Authorized Trademark and shield it against denigration resulting from inappropriate pricing of Authorized Products bearing the Authorized Trademark, Licensee agrees to meaningfully consult with Licensor respecting price points of each of the Distilled Spirits Products hereunder.

d. Limitations. Licensee agrees, during the Term of this Agreement and thereafter, never to challenge or attack the rights of Licensor in and to the Authorized Trademark or the validity of the License being granted herein. Licensee agrees that it shall at no time during the Term or thereafter, use or authorize the use of any trademark, trade name or other designation identical with or confusingly or substantially similar to the Authorized Trademark.

e. Benefit. Licensee agrees, during the Term of this Agreement and thereafter, that its use of the Authorized Trademark is solely and entirely governed by this Agreement, and that Licensee shall not acquire any rights whatsoever in or to the Authorized Trademark other than the rights expressly provided in this Agreement. Licensee agrees and acknowledges that following the expiration or earlier termination of this Agreement for any reason, Licensee shall not have any right to use for itself in any manner, or sublicense, the Authorized Trademark to any third party for any purpose, except as specifically provided for in this Agreement (e.g., during the Sell-Off Period provided in Section 12(b)).

f. No Registration. Licensee agrees that it shall not (and shall insure that no sublicense shall) at anytime, anywhere in the world, apply for any registration of any element of the Authorized Trademark or any copyright, trademark or other designation which would adversely affect the ownership of the Authorized Trademark by Licensor or file any document with any governmental authority to take any action which would affect the ownership of the Authorized Trademark by Licensor.

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g. Cooperation. Licensee agrees to cooperate with Licensor in protecting the Authorized Trademark (at Licensor’s cost and expense) and, for that purpose, Licensee will supply to Licensor from time to time, and at no charge, such samples and information regarding sales of the Authorized Trademark sold or distributed by Licensee, as reasonably may be requested by Licensor.

h. Sound Recordings/ Musical Compositions. Licensee acknowledges and agrees that no rights are granted herein to use either any sound recordings containing the performance of Artist or any musical compositions written in whole or in part by Artist).

i. Exclusion. Notwithstanding anything contained herein to the contrary, in no event shall the License granted hereunder be deemed to include or contain a reference to “Big & Rich” on or in connection with any Authorized Product.

j. Exclusivity.

i. Licensor. Subject to the terms and conditions of this Agreement, except with respect to the Permitted Activities (as defined below) and provided License is not in breach of this Agreement, Licensor and Artist covenant that within the Territory and commencing upon the Effective Date and ending upon the expiration or earlier termination of this Agreement, Licensor shall not market or promote any Distilled Spirits Products under the Authorized Trademark, and Licensor shall not issue a license or authorize any third party to use or sell, except as specifically provided in this Agreement and otherwise without Licensee’s permission, any Distilled Spirits Product under the Authorized Trademark. Notwithstanding the foregoing, it is understood and agreed that (a) Artist may attend and perform at events (e.g., private events, festivals, tours, etc.) that are sponsored by one or more distilled spirits product brands (and/or their owners and/or distributors), including appearing in public and being photographed at such sponsored public events, (b) Artist may appear in music videos and/or perform on records produced by other recording artists in a “featured” capacity, which videos and/or records may include references to and/or depictions of any distilled spirits product brands as Artist has no control over the content of such videos or records in his capacity as a “featured” Artist, (c) Artist may own and endorse, in any capacity, directly or indirectly, any entertainment venue, restaurant, bar, spa, hotel, beach club, grill, nightclub, and/or casino business anywhere where all distilled spirits products receive comparatively similar prominence, (d) Artist may produce and/or co-write compositions of or with other third party recording artists which productions or musical compositions may include reference to other distilled spirits products brands; (e) Artist shall not be precluded from making de-minimis investments in publicly traded competitors of Licensee; and (f) Artist, in his capacity as a Member of “Big & Rich”, may be sponsored or endorsed by any distilled spirits brand without limitation including respecting tours, album releases, etc. ((a) – (f), collectively, the “Permitted Activities”). Licensee and Artist shall be free to engage in whatever business enterprise they desire respecting any of the foregoing.

ii. Licensee. Licensee agrees that it shall not launch, market or promote any other distilled spirits products bearing the name, likeness or image of any another male country music artist during the Term of this Agreement, either directly or indirectly, without the prior express written consent of Licensor.

k. Warrant. The effectiveness of this Agreement (including, without limitation, the grant of the License contained herein) shall be contingent upon Licensee’s delivery of the following warrants (in a form acceptable to Licensor): (a) to Artist or his designee, a warrant for 25,000 shares of Licensee’s common stock; and (b) to T.J. McDaniel or his designee, a warrant for 5,000 shares of Licensee’s common stock (collectively, the “Warrants”).

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3. Term. Unless terminated pursuant to the terms and conditions hereof, the initial period of this Agreement shall commence as of the Effective Date and shall continue for an initial period of ten (10) years therefrom (the “Initial Period”). Upon the conclusion of the Initial Period, this Agreement shall automatically renew for one additional ten (10) year period (the “Automatic Renewal Period”). Thereafter (and only in the event that the Automatic Renewal Period has occurred, for avoidance of doubt), Licensee shall have the right to renew this Agreement upon written notice given to Licensor no later than ninety (90) days prior to the expiration of the Automatic Renewal Period for on-going additional periods of ten (10) years each (each, a “Renewal Period,” and together with the Initial Period and the Automatic Renewal Period, collectively, the “Term”); provided, however, notwithstanding the foregoing, any and all such renewals (including, without limitation, the Automatic Renewal Period) shall be subject to, as of the commencement of each Renewal Period, all of the following: (i) Licensee not then being in breach of this Agreement and (ii) the Annual Case Objective and the Minimum JR Promotional Allowance having been timely paid in full in each instance.

4. Royalty Upon Licensee Disposition.

a. [****]. Upon and from and after a Licensee Disposition, in consideration of the License granted herein, Licensee shall, without offset or deduction of any kind or nature and in accordance with the terms and conditions hereof, pay to Licensor, per bottle of Distilled Spirit Product produced for commercialization hereunder, an amount equal to the “[****]” (in accordance with the amounts and escalating price points) set forth on Exhibit E attached hereto and hereby incorporated herein by this reference. For the avoidance of doubt, in the event of a Licensee Disposition, Licensee shall not owe Licensor a [****] for any Distilled Spirit Product invoiced for sale before such Licensee Disposition. Upon and from and after a Licensee Disposition, Licensor in its sole discretion, may terminate the Term immediately upon written notice to Licensee in the event that Licensee fails to meet any Annual Case Objective (as defined below). If Licensor sends Licensee notice of its intent to so terminate the Agreement, Licensee shall have an opportunity to cure by, within thirty (30) days of receipt of Licensor’s notice of such intent to terminate, paying, in full and in immediately available sums, to Licensor the difference between the [****] that would have been paid if Licensee had met the Annual Case Objective (assuming all such items were sold by Licensee during the applicable period) in the relevant Contract Year and the actual [****] paid to Licensor during the relevant Contract Year.

b. Accounting and Payment. Upon and from and after a Licensee Disposition, the [****] shall be paid to Licensor on a quarterly basis in arrears, within thirty (45) days after the end of each calendar quarter during the Term. The [****] shall be accompanied by a detailed accounting statement and back-up production documentation showing the number of Products produced and the precise manner in which the [****] was calculated during such calendar quarter.

c. Books and Records. Licensee and any successor or assignee including without limitation, in respect of a Licensee Disposition, shall maintain invoices and books of account for the production, sale, advertising and promotion of the Authorized Products throughout the Term and for a period of at least three (3) years thereafter. Such books of account shall be complete and accurate and in accordance with generally-accepted accounting practices. Licensor or its designee shall have the right to enter Licensee’s premises, inspect and photocopy all books and records of Licensee relating to the production, sale, advertising and promotion of the Authorized Products within five (5) business days after notice to Licensee during the Term and for three (3) years after the termination or expiration of the Agreement. In the event that underpayments are discovered, Licensee shall immediately render payment thereof. If the underpayments are more than five percent (5%), then Licensee shall also reimburse Licensor for the costs of the audit. Licensee shall pay interest at the average prime rate regarding any underpayment from the time period commencing when the payment should have been made until the date of payment.

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5. Annual Case Objective.

a. Annual Case Objective.

i. Annual Case Objective. Notwithstanding Section 3 above or anything else contained herein to the contrary, the parties hereby set a requirement to produce, per Contract Year, and measured beginning on the first Authorized Product shipping date, and every anniversary thereafter, Cases of Authorized Product equal to or exceeding the Annual Case Objective set forth in Section 5(a)(ii) below (each, an “Annual Case Objective”).

ii. Informational Requirement and Termination Right. In addition to the other informational requirements set forth herein, Licensee shall provide to Licensor a production report for Case production and sales occurring in each Contract Year within forty-five (45) days following the applicable Contract Year (the “Annual Production Report”). The Annual Production Report shall be sent in accordance with Section 16, below. Notwithstanding anything contained herein to the contrary, in the event that Licensee fails to produce at least as many of the total Authorized Products in a year than as provided below in an Annual Case Objective, Licensor in its sole discretion, may terminate the Term immediately upon written notice to Licensee within sixty (60) days from Licensor’s receipt of the applicable Annual Production Report.

Annual Case Objectives:

(a) [****]

b. Promotional Expenditures. Licensee shall provide to Licensor a report for promotional expenditures (“Promotional Expenditures”) occurring in each Contract Year of the Term within forty-five (45) days following the applicable Contract Year (the “Promotional Expenditure Report”). The Promotional Expenditure Report shall be sent in accordance with Section 16, below.

6. Ownership; Goodwill; Authorized Trademark-Related Whiskey Recipes.

a. Ownership; Goodwill. Licensee agrees that it shall not contest, deny or dispute the validity of the Authorized Property, Brand Intellectual Property, or the title of Licensor therein; and shall not in any way, either directly or indirectly, encourage or assist others in doing so or take any action of any kind inconsistent with the ownership and/or control of all such intellectual property rights by Licensor. Nothing in this Agreement shall confer upon Licensee a proprietary interest of any kind in and to the Authorized Property or the Brand Intellectual Property other than the right to use the Authorized Property strictly in accordance with this Agreement. As between the parties hereto, all goodwill and any rights arising from Licensee’s use of the Authorized Property hereunder shall inure solely to the benefit of Licensor.

b. Distilled Spirits Products Formulas. Notwithstanding anything contained herein to the contrary and not in limitation of any other rights or remedies available to Licensor hereunder, at law or equity, in the event that production and sale of Authorized Products does not meet any Annual Case Objective described in Section 5(a) above, Licensee shall immediately deliver to Licensor all cards for all Product Formulations for all Distilled Spirits Products produced or then in production hereunder.

7. [Intentionally Left Blank.]

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8. Quality, Notices, Approvals and Samples.

a. Licensor’s Right of Approval. Licensee acknowledges that the loyalty of Artist’s fans and customers is an asset of tremendous value to Artist and Licensor. Licensee agrees that all Authorized Products shall be of a quality that is at least as high as the quality typical of similarly priced alcoholic beverage products in the same product class (i.e., a $[****] authorized whiskey product will be of a similar quality as a competing $[****] whiskey product). Licensee shall maintain the high professional standard currently associated with the Authorized Property and do nothing to bring ridicule or scorn on the Authorized Property or on the Authorized Products. As an essential element and as a material inducement for Licensor’s grant of the License granted to Licensee herein, Licensee covenants and agrees that the Authorized Products must at all times meet or exceed such standards, as determined by Licensor.

b. Submission of Proposed Uses for Approval. Licensee shall submit to Licensor for approval samples of each Authorized Product prior to the manufacture or dissemination thereof. Each Authorized Product shall be submitted with its proposed labeling and/or packaging, if possible, but no Authorized Product shall be deemed approved unless and until its labeling and packaging are also approved, if they are submitted separately.

c. Licensor’s Approval of Authorized Products. Licensor shall use its commercially reasonable efforts to send a written notice of approval or disapproval of each submission as outlined in Section 8.b. promptly following Licensor’s receipt of the submitted item. Notwithstanding anything to the contrary in this Agreement, failure of Licensee to receive written approval of any such submitted item, within fifteen (15) days shall constitute disapproval of the Authorized Product. For the avoidance of doubt, Licensee shall not have the right to use the Authorized Product or any element thereof unless the particular use by Licensee has been approved by Licensor as provided in this Section 8.c. Licensor acknowledges that time is of the essence and that these submissions are integral to Licensee’s performing under this Agreement and Licensor shall not unreasonably withhold or delay approval of, any submission of an Authorized Product reasonably requested by Licensee.

d. Conformity of Authorized Products to Approved Samples. All Authorized Products hereunder shall conform in all respects, including style, appearance, materials, contents, workmanship and overall quality, to the samples that Licensor has approved in writing.

e. Withdrawal of Approval. If any Authorized Product fails to conform to the approved sample, then, within seven (7) calendar days after Licensee’s receipt of written notice to that effect from Licensor, Licensor shall have the right to withdraw its approval of the Authorized Product(s) by delivery of a further written notice if the failure identified in the initial notice has not been cured within a further ten (10) calendar days. Licensee shall then, upon receipt of such further notice, cease use of the particular Authorized Product(s) identified in the notice.

f. Samples. Upon Licensor’s request, Licensee will furnish to Licensor, without charge, a reasonable number of samples of each type of Authorized Product, with its usual packaging and labeling, if applicable, to permit Licensor to confirm that Licensor’s standards are being observed. Licensor or its representatives shall also have the right to visit the plant(s) where the Authorized Products are made at any time during normal business hours for purposes of quality inspection.

g. Approval Not a Warranty. Licensor’s approval of an Authorized Product does not mean that Licensor has determined that the item conforms to applicable laws, that the item is safe or fit for its intended purpose or that the item does not infringe the intellectual property or contractual rights of others. Licensor may also revoke an approval if the item subsequently proves to be unsafe, to be deficient in quality, to violate any law or to violate the rights of others that are subsequently learned to have existed at the time approval was granted.

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h. Distributors, Manufacturers and Recalls. All Authorized Products will be manufactured, offered for sale, sold, labeled, packaged and distributed, and advertised, promoted, publicized and otherwise exploited, in accordance with all applicable laws and regulations. To further safeguard the integrity and value of Licensor’s Authorized Trademark, Licensee will monitor the performance of its distributors and manufacturers to assure compliance with these laws and regulations in accordance with the laws of the United States and of all other countries, as applicable. Licensee will terminate any manufacturer and/or distributor which fails to comply therewith. If any Authorized Product poses a danger or health threat, Licensee shall immediately notify the appropriate governmental agency and commence any appropriate or necessary product recall, to be paid for solely by Licensee. In addition, Licensee shall defend, indemnify and hold harmless Licensor and Artist, from and against any action solely brought against Licensor and/or Artist based upon or seeking such product recall.

9. Required Markings. Licensee will display on all Authorized Products any and all legends, markings or notices that are required by law or that Licensor may reasonably request from time to time. Notwithstanding the foregoing, Licensee shall not make any reference to the trademarks comprising the Authorized Trademark without including the ® or ™ symbol, as appropriate. Licensee may only eliminate any or all legends, markings, notices or references with the express prior written approval of Licensor in each instance. Upon receipt of written notice from Licensor, Licensee shall have thirty (30) days to cure any omissions of such legends, markings or notices.

10. Personal Services. The parties acknowledge that certain reasonable personal services may be requested of Licensor, its principals, officers or affiliates, including Artist (each, a “Licensor Principal”). Artist agrees to use commercially reasonable efforts to attend critical distributor meetings and/or participate in bus routing during non-“Big & Rich” touring times or during the Artist’s so-called “off season”; provided, however, in the event of any of the foregoing or in the event that Licensee requests that Artist travel for any other meeting or other specific purpose related to this Agreement, and such request is approved in writing by Artist, on a case-by-case basis, in each instance (to be given or withheld in his sole discretion and subject in all instances to Artist’s prior professional commitments (including, without limitation, touring, performing, recording and composing)), Licensee agrees to pay for such Licensor Principal’s travel and lodging all on a first class basis (which shall be subject to pre-approval by Licensee in each instance). Subject to the limitations of this section, Artist agrees to use commercially reasonable efforts to attend mutually agreed upon in writing in each instance media and customer events, and visit with distributors, chain stores, and selected liquor stores and bars for promotional events. Additionally, the parties shall use commercially reasonable efforts to conduct meetings or distributor parties at the location commonly referred to as “Mt. Richmond.”

In addition to the [****], Licensee shall provide to Licensor, without off-set or deduction of any kind of nature, those amounts set forth on Exhibit B under the designation “Minimum JR Promotional Allowance” (for purposes of Artist using same solely to promote the Distilled Spirits Products hereunder):

11. Termination; Cure of Breach.

a. In addition to all other remedies available at law or in equity, Licensor may terminate this Agreement and all rights granted to Licensee hereunder upon thirty (30) days’ written notice: (a) should Licensee fail to cure any material breach of this Agreement within thirty (30) days’ written notice from Licensor of such breach; (b) if Licensee is dissolved; or (c) if Licensee files a petition in bankruptcy or is adjudicated as bankrupt or insolvent, makes a general assignment for the benefit of creditors, discontinues its business or if a receiver, trustee or custodian is appointed for Licensee, which receiver, trustee or custodian is not discharged within thirty (30) days of appointment.

b. Termination by Licensor. In addition to the other termination rights contained herein, Licensor may terminate this Agreement without prejudice to any rights it may have, whether at law or at equity, upon the occurrence of any one or more of the following events (each, a “Default”):

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i. Licensee breaches Sections 2(a), 2(j)(ii), 8 or 19 and has not cured the breach within thirty (30) days after receipt of written notice from Licensor of such breach;

ii. Licensee fails to maintain in full force and effect, the insurance referred to herein below and such failure is not cured within thirty (30) days after receipt of written notice from Licensor of such failure;

iii. Licensee fails to make any payments due hereunder on the date due two or more times in any one calendar year and such failure is not cured within thirty (30) days after receipt of written notice from Licensor of such failure;

iv. Licensee fails to promptly, fully and timely deliver any of the accounting statements required herein, or fails to give access to the books and records pursuant to the provisions hereof and such failure is not cured within thirty (30) days after receipt of written notice from Licensor of such failure;

v. immediately upon written notice, if any governmental agency or other administrative body, office or official vested with appropriate authority obtains or issues a final, non-appealable judgment or ruling which determines that the Authorized Products are harmful or defective in any material way, manner or form, or are being manufactured, sold or distributed in contravention of applicable laws or regulations, or in a manner likely to cause harm;

vi. immediately upon written notice, if Licensee does any act or conducts itself in any manner that, in Licensor’s reasonable opinion, is offensive to standards of decency of the predominance of the applicable public, morality or social propriety resulting in public scandal or ridicule, or is disparaging to Licensor, Artist, the Authorized Trademark or Licensor’s or Artist’s products or services including, without limitation, the Authorized Products;

vii. immediately upon written notice, if Licensee or any parent entity of Licensee is unable to pay its respective debts as they become due or Licensee or any parent entity of Licensee defaults on any indebtedness and does not cure such default within thirty (30) days of Licensor’s written notice of same; or

viii. immediately upon written notice, if Licensee pledges, encumbers, grants a security interest in, or permits any lien (whether arising by operation of law or otherwise) to exist with respect to all or any part of the Authorized Trademark or this Agreement (or any revenue stream attributable to any of the foregoing) in connection with, or as a part of, any obligation (contractual or otherwise), or as collateral or security for, any liability or indebtedness (public or private), in any case of Licensee, any affiliate or related party of Licensee or any other person.

c. Termination by Licensee. Licensee shall have the right to terminate this Agreement during the Initial Period in the event Licensee determines that, in its reasonable business judgment, the business relationship created hereby is not a viable business upon six (6) months prior written notice (the “Special Termination Notice”) to Licensor (the “Six Month Termination Window”). For avoidance of doubt, all amounts, including without limitation, the Minimum JR Promotional Allowance, shall continue to be due and owing during such Six Month Termination Window.

d. Termination by Licensor. In addition to the other termination rights contained herein, Licensor shall have the right to terminate this Agreement upon Licensor’s receipt of a Rejected Offer (as defined below) or upon the consummation of an IP Sale (as defined below), after payment in full by Licensor of any then due Sales Bonus to Licensee.

12. Effect of Expiration/Termination.

a. Post-Term Rights. Upon the effective date of any termination (except as set forth in Section 12.b., below) or expiration of this Agreement, Licensee will immediately discontinue all use of the Authorized Property and Brand Intellectual Property, whether in connection with the sale, distribution, advertisement or manufacture of Authorized Products or otherwise, and will promptly turn over, at no charge, all Product Formulation Cards, materials, items, equipment, bottle, design materials and the like used to make or reproduce the Authorized Property and Brand Intellectual Property to Licensor, and all items affixed with the Authorized Property and Brand Intellectual Property to Licensor whether signage, labels, posters, bags, boxes, tags or otherwise, and, hereby assigns to Licensor, at no cost to Licensor all such rights.

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b. Sell-Off Period. Following the termination or expiration of this Agreement, Licensor shall, at its option, be entitled to designate a person duly licensed to receive distilled spirits from Licensee to purchase from Licensee all existing Authorized Products within thirty (30) business days after receipt of such inventory following Licensee’s termination at Licensee’s hard cost; provided, however, if this Agreement was terminated by Licensor due to Licensee’s breach hereof in accordance herewith, then Licensee shall deliver the foregoing items at no charge to Licensor’s duly-licensed designee, notwithstanding the foregoing. Provided this Agreement has not been terminated by Licensor for a breach hereof by Licensee in accordance herewith, and if Licensor’s duly-licensed designee does not acquire the inventory pursuant to the previous sentence, Licensee may sell-off any existing Authorized Products (“Sell-Off Products”) for a period of six (6) months (the “Sell-Off Period”). Such Sell-Off Products may be discounted to no lower than [****] of original wholesale price to allow Licensee to sell through the Sell-Off Products. However, retailers shall be encouraged to sell within the original MSRP and not drop pricing below the original MSRP for any reason, including that it denigrates the overall perception of the brand. If, during the Sell-Off Period, Licensee breaches any obligation under the Agreement, Licensor shall be entitled to terminate all sell-off rights immediately on written notice to Licensee upon the breach of this Agreement by Licensee (i) if such breach is specified herein as a breach for which no cure is permitted, or (ii) for any other breach, the breach is not cured within ten (10) days after Licensee’s receipt of notice of breach. In the event (x) Licensor’s duly-licensed designee does not purchase all of the aforesaid Authorized Products, or (y) all sell-off rights provided have expired, Licensor shall be entitled to cause all Products in the possession of Licensee to be destroyed on an agreed date, time and place, with Licensor and/or its representative entitled to be present at such destruction.

c. Termination. In the event that Licensee delivers to Licensor a Special Termination Notice, Licensor terminates this Agreement, this Agreement expires, or a Non-Renewal Event occurs, Licensee shall make best efforts to promptly (but no later than ten (10) business days of such event) deliver to Licensor all cards for all Product Formulations, all Promotional Materials, all Promotional Items and a full, accurate and complete list of all distributor contacts, all at no charge to Licensor.

d. Distribution Agreements. All distribution arrangements, agreements, contracts, and the like which Licensee enters into (or are binding on Licensee) with respect to the sale and distribution of the Authorized Products shall provide for, an automatic termination (without a break-up, termination or other charge or fee of any kind or nature) in the event this Agreement expires or is terminated for any reason; provided, however, in the event such termination rights are not permitted by applicable law, Licensee shall advise Licensor of same in writing, and prior to entering into such agreement or arrangement, Licensee shall obtain Licensor’s prior written approval therefor in each instance.

13. Third-Party Use. In the event that Licensee becomes aware of any unauthorized third-party use of a mark or name that infringes any of the Authorized Trademarks, Licensee agrees to promptly notify Licensor of such unauthorized use. It is understood and agreed that Licensor may, at any time, at Licensor’s sole cost and expense, object, pursue or otherwise take action against such third party in Licensor’s sole discretion. Licensee shall cooperate with and provide commercially reasonably requested information to Licensor in any such proceeding at Licensee’s sole cost and expense.

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14. Representations and Warranties.

a. Each party represents and warrants that it has full power and authority to enter into and perform this Agreement, and that the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

b. Other than as expressly set forth in the foregoing clause or elsewhere in this Agreement, all rights granted by Licensor to Licensee under this Agreement are granted on an “AS IS” basis with no representations or warranties of any kind whatsoever. NO EXPRESS WARRANTIES AND NO IMPLIED WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR OTHERWISE WITH RESPECT TO THE AUTHORIZED PROPERTY OR THE PRODUCTS SHALL APPLY, NOR HAVE ANY BEEN MADE BY LICENSOR. LICENSEE HEREBY WAIVES ALL SUCH WARRANTIES OR GUARANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE.

15. Indemnification.

a. Licensee agrees to indemnify and hold harmless Licensor and its parents, subsidiaries and affiliates, and each of their respective principals, officers, directors, employees, managers and other representatives (including, without limitation, Artist) (collectively, “Licensor Indemnitees”), from and against any and all liabilities, damages, claims, demands, causes of action, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs) based upon, arising out of or related to:

i.	Licensee’s manufacture, distribution, shipment, labeling, advertising, promotion, offering for sale and/or sale of Authorized Products and/or the promotional and packaging material therefor;

ii.	any use of the Authorized Products by any third party;

iii.	any claims based upon any defect or health hazard in any Authorized Product, including, without limitation, claims for death, personal injury or other bodily injury;

iv.	any product liability claims;

v.	any actual or alleged violation of law (including, without limitation, pertaining to charitable sales, promotions and contributions, false and unfair advertising, trade label, tortious interference with contract, breach of contract, misappropriation of third party proprietary information and unfair trade practices) arising out of or related to the manufacturing, distributing, sale, marketing, promotion and/or advertising of the Authorized Products and/or the payment and/or calculation of the [****] and/or Minimum Jr Promotional Allowance;

vi.	any breach by Licensee of this Agreement, including, without limitation, any of Licensee’s representations, warranties or covenants set forth in this Agreement; and

vii.	any infringement by the Authorized Products (or any aspect or component thereof) upon the intellectual property or proprietary rights of any third party (or any misappropriation of such rights), except to the extent that such claim is based upon the use of the Authorized Trademark strictly in accordance with this Agreement.

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b. Licensee shall promptly notify Licensor of any action, suit, claim, demand, inquiry or investigation to which the foregoing indemnification applies. If any Licensor Indemnitee is or may be named in any such action, suit, claim, demand, inquiry or investigation, such Licensor Indemnitee shall be permitted (but under no circumstances will such Licensor Indemnitee be obligated) to undertake the defense or settlement thereof at Licensee’s sole cost and expense. Each Licensor Indemnitee may, at any time and without notice, agree to any settlement or take any remedial or corrective action it deems to be in its best interests. Each Licensor Indemnitee shall have the right to require Licensee to defend any such claims and, in the event that such Licensor Indemnitee chooses to have Licensee undertake the defense of any claim hereunder, Licensee shall not settle such claim without Licensor’s prior written consent.

c. Licensor agrees to indemnify and hold harmless Licensee and its parents, subsidiaries and affiliates, and each of their respective principals, officers, directors, employees, managers and other representatives (collectively, “Licensee Indemnitees”), from and against any and all third-party liabilities, damages, claims, demands, causes of action, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs) based upon, arising out of, or related to any claim that the Authorized Trademark when used in strict accordance herewith and used as approved by Licensor as provided herein infringes the United States trademark right of any third party.

d. EXCEPT WITH RESPECT TO LICENSEE’S INDEMNITY OBLIGATIONS PURSUANT TO SECTION 15.a. AND LICENSOR’S INDEMNITY OBLIGATIONS PURSUANT TO SECTION 15.c ABOVE, NEITHER PARTY HERETO WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LICENSOR’S MAXIMUM LIABILITY, IF ANY, UNDER THIS AGREEMENT EXCEED THE AMOUNT OF THE MINIMUM JR PROMOTIONAL ALLOWANCE THEN ACTUALLY PAID TO LICENSOR UNDER THIS AGREEMENT.

16. Notices. Any notice, payment or other form of communication, including any modification of this Agreement, will be duly made when personally delivered to the party to be notified, or when sent by facsimile, overnight courier (e.g., FedEx), or mailed, return receipt requested, to the address set forth below or to such other addresses a party may designate by notice pursuant hereto. Notices, payments and other forms of communication shall be sent to:

To Licensor:	RICH MARKS, LLC
c/o Tri Star Sports and Entertainment Group
11 Music Circle South
Nashville, TN 37203

with a copy to:	Greenberg Traurig LLP
Terminus 200
3333 Piedmont Road, NE
Suite 2500
Atlanta, Georgia 30305
Attn: Jess L. Rosen, Esq.

If to Licensee:	________________________________
________________________________
________________________________
________________________________

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17. Dispute Resolution; Choice of Laws. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TENNESSEE, AND THE VALIDITY, INTERPRETATION AND LEGAL EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF TENNESSEE (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES UNDER TENNESSEE LAW). THE TENNESSEE COURTS (STATE AND FEDERAL), SHALL HAVE SOLE EXCLUSIVE JURISDICTION OF ANY CONTROVERSIES REGARDING THIS AGREEMENT; ANY ACTION OR OTHER PROCEEDING WHICH INVOLVES SUCH A CONTROVERSY SHALL BE BROUGHT IN THOSE COURTS IN NASHVILLE, TENNESSEE AND NOT ELSEWHERE. THE PARTIES WAIVE ANY AND ALL OBJECTIONS TO VENUE IN THOSE COURTS AND HEREBY SUBMIT TO THE JURISDICTION OF THOSE COURTS. ANY PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY, AMONG OTHER METHODS, BE SERVED UPON a PARTY BY DELIVERING IT OR MAILING IT, BY REGISTERED OR CERTIFIED MAIL OR BY OVERNIGHT COURIER OBTAINING PROOF OF DELIVERY, DIRECTED TO THE ADDRESS DESCRIBED IN SECTION 16 ABOVE OR SUCH OTHER ADDRESS AS A PARTY MAY DESIGNATE PURSUANT TO SECTION 16 ABOVE. ANY SUCH DELIVERY OR MAIL SERVICE SHALL BE DEEMED TO HAVE THE SAME FORCE AND EFFECT AS PERSONAL SERVICE WITHIN THE STATE OF TENNESSEE.

18. Miscellaneous. This Agreement is the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all proposals or agreements, oral or written, and all other communications between the parties related to the subject matter of this Agreement. This Agreement can be modified only by a written agreement duly signed by the persons authorized to sign agreements on behalf of Licensee and Licensor, respectively. Neither party shall have the right to assign (by operation of law, merger, change of control or otherwise), transfer or license or sublicense any of its rights hereunder without the consent of the other party, which such party may withhold at its sole discretion. If any provision of this Agreement is adjudged by any court to be void, illegal or unenforceable, in whole or in part, this adjudication shall not affect the remainder of such provision or the validity and continuation of the remainder of this Agreement. If as a result of such adjudication, continuation of this Agreement would be inconsistent with the fundamental intentions of the parties, the parties shall use reasonable business efforts to agree on substitute provision(s), which, while valid, will achieve as closely as possible the same effects as the invalid provision(s). Neither party shall be deemed the drafter of this Agreement. The relationship between Licensor and Licensee hereunder shall at all times be that of independent contractors, and nothing contained in this Agreement shall render or constitute Licensor and Licensee joint venturers, partners, or agents of each other or allow a party to legally bind the other party with respect to any third party. Captions contained in this Agreement are for reference purposes only and do not constitute part of this Agreement. This Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together will constitute one and the same instrument.

19. Non-Disparagement. Excepting any truthful statements made by a party pursuant to a court order, legal proceeding, or otherwise required by law, neither party shall disparage or denigrate the other party or its representatives.

20. Buy-Out.

a. If, during the Term of this Agreement, Licensor enters into material discussions with a third party respecting a potential sale of solely the Authorized Property from Licensor, Licensor shall inform Licensee of such discussions within ten (10) days of such discussion. Licensor is not required to disclose the identity of the potential purchaser during these preliminary discussions. Except for those termination rights contained herein, Licensor may not terminate this Agreement while it is negotiating a sale of the Authorized Property with a potential purchaser.

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b. In the event that Licensor shall at any time during the Term of this Agreement receive a bona-fide, signed, written offer (a “Purchase Offer”) from a potential purchaser to acquire the Authorized Property with respect to the Authorized Products, Licensor shall submit a redacted copy of such Purchase Offer to Licensee within [****] from the date Licensor receives the Purchase Offer. Licensee shall have the right, exercisable by written notice to Licensor within [****] form the date of delivery of the Purchase Offer to Licensee, to purchase such rights and interests for the same price and on the same terms and conditions as are contained in the Purchase Offer. If Licensee does not exercise the above-described right of first refusal by delivering written notice and an offer to purchase in the same form and upon the same terms and conditions as are contained in the Purchase Offer within such [****] period (a “Rejected Offer”), Licensor may complete the sale to such potential purchaser pursuant in substantial occurrence with the terms of the Purchase Offer, provided that if the sale to the potential purchaser is not completed in substantial accordance with the terms and conditions of the Purchase Offer, or if there is a material change to the terms of the Purchaser Offer, Licensee shall again have the right of first refusal provided herein under the new terms of the offer.

c. In the event of a sale of the Authorized Property by Licensor during the Term (an “IP Sale”):

i. to remit to Licensee, upon the consummation of such IP Sale, fifty percent (50%) of those out-of-pocket marketing expenses (and, for avoidance of doubt, not in respect of payments of [****]s) approved by Licensor in each case in writing which were expended by Licensee solely in promoting the Distilled Spirits Products hereunder as of the consummation of such IP Sale (collectively, the “Marketing Reimbursement”).

ii. to remit to Licensee, upon the consummation of such IP Sale (or in the event that not all compensation is paid upon the closing of such IP Sale, when and as such compensation is actually received by Licensor), a sales bonus (the “Sales Bonus”) based on a percentage set forth on Exhibit C attached hereto and hereby incorporated herein by this reference (the “Applicable Percentage”) of the Net Purchase Price (as defined below), actually received by Licensor in such IP Sale. The Applicable Percentage shall only apply to that amount actually received by Licensor respecting the IP Sale and shall not include amounts respecting holdbacks, escrows, Reimbursements and costs, expenses, taxes and the like paid or owing to any unaffiliated third party as part of, or in connection with, or paid to a third-party respecting indemnification claims made by the purchaser, as of any such IP Sale (the “Net Purchase Price”). Further, in the event that the foregoing purchase and sale also contemplates the sale of any other intellectual property owned and/or held by Licensor and/or Artist, directly or indirectly (e.g., “REDNECK RIVIERA” in IC 25), then only that part of the Net Purchase Price applicable to the Authorized Property actively under license hereunder (e.g., the Initial Products only if Licensee is manufacturing and causing the active distribution of same at the time of such purchase and sale) shall be considered in computing the Sales Bonus hereunder. Subject to the foregoing, the Sales Bonus will be calculated by applying the Applicable Percentage on a percentage basis, and adding all of the relevant tiers together. For instance, below are examples of possible Sales Bonus amounts:

Net Purchase Price	Sales Bonus	Calculation
[****]	[****]	[****]
[****]	[****]	[****]

iii. Six Month Termination Window. Notwithstanding anything contained herein to the contrary, in the event that an IP Sale is consummated during the Six Month Termination Window, Licensee shall only and solely be entitled to the Marketing Reimbursement (and not for avoidance of doubt, Licensee shall not be entitled to any Sales Bonus or other amount).

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21. Ownership.

a. Materials. Any and all designs, logos, depictions, graphic representations and/or other creative renderings incorporating, depicting and/or embodying any one or more elements of the Authorized Property, in any and all media now known or hereafter invented, including modifications to the Authorized Property in any media now or hereafter invented (including, specifically all elements of the Brand Intellectual Property) (collectively, “Materials”), and all rights, including all copyrights and trademark rights in and to the Materials, shall be solely and exclusively owned by Licensor. Without limiting the foregoing, Licensor acknowledges and confirms that all of its services in connection with the creation of the Materials are and shall be rendered for, at the instigation and under the overall direction and supervision of Licensor, and the Materials is and at all times shall be regarded as a “work made for hire” (as that term is used in the U.S. Copyright Act, 17 U.S.C. § 101, et seq. (the “Act”)) by Licensee for Licensor. Without limiting the acknowledgment contained in the previous sentence, Licensor hereby assigns, grants and delivers (and hereby further agrees to assign, grant and deliver) exclusively unto Licensor all rights, title and interests of every kind and nature whatsoever in and to the Materials and all copies and versions thereof, including all copyrights therein and thereto and all renewals thereof. Licensee further agrees to execute and deliver to Licensor, its successors and assigns, such other and further instruments and documents as Licensor reasonably may request for the purpose of establishing, evidencing and enforcing or defending its complete, exclusive, perpetual and worldwide ownership of all rights, title and interests of every kind and nature whatsoever, including all copyrights, in and to the Materials, and Licensee hereby constitutes and appoints Licensor as their respective agent and attorney-in-fact, with full power of substitution, to execute and deliver such documents or instruments as they may respectively fail or refuse to execute and deliver within ten (10) days (or such shorter period as designated by Licensor if reasonably necessary), this power and agency being coupled with an interest and being irrevocable. Licensee covenants, warrants and represents that the Materials will not violate or infringe any copyright of any person, firm or corporation, and each has and will order, commission or otherwise obtain or receive from any other person (other than an “employee” working “within the scope of employment” (as those terms are understood under the Act)) any work on or contribution to the Materials without obtaining a valid and binding work-for-hire and/or assignment agreement in a form approved in advance by Licensor.

b. Delivery Upon Termination. Any and all Materials shall be sent to Licensor at no cost and prepaid at Licensor’s request not later than thirty (30) days following the expiration or earlier termination of this Agreement for any reason.

c. Clarity. For avoidance of doubt, as between the parties hereto, Licensor shall own all modifications, adjustments, changes, variations, revisions, adaptations and/or alterations to any element of the Authorized Property and any/and all derivations and derivative works thereof (collectively, “Modifications”) and any act or action by or for Licensee shall not convert such Authorized Property and/or Modifications into Licensee property.

22. Insurance.

a. Liability. Licensee shall throughout the Term of this Agreement and for a period of three (3) years thereafter, obtain and maintain at its own cost and expense that general liability and product liability insurance acceptable to Licensor. Such policy must be written with a licensed insurance company with a Best’s rating of not less than A-VIII and, with respect to each policy name Licensor and Artist as an additional named insured. Each policy shall provide for ten (10) days’ notice to Licensor from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation or termination of such insurance. Licensee agrees to furnish Licensor certificates of insurance evidencing same within thirty (30) days after execution of this Agreement.

b. Errors and Omissions. Licensee shall throughout the Term of this Agreement obtain and maintain at its own cost and expense that errors and omissions insurance acceptable to Licensor. Such policy must be written with a licensed insurance company with a Best’s rating of not less than A-VIII and shall specifically name by endorsement to the policy Licensor and Artist as an additional named insured. The amount of coverage shall be for a minimum mutually agreed upon commercially reasonable amount. The policy shall provide for ten (10) days’ notice to Licensor from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation or termination of the insurance. Licensee agrees to furnish Licensor certificates of insurance evidencing same within thirty (30) days after execution of this Agreement.

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23. Injunctive Relief/General. Licensee acknowledges that a breach of any of the covenants contained in this Agreement (including Licensee’s failure to cease utilizing the Authorized Property and/or Brand Intellectual Property upon the expiration or earlier termination of the Term) will cause irreparable injury to Licensor for which the remedy at law may be inadequate and would be difficult to ascertain. Therefore, in the event of the breach of threatened breach of any such covenants by Licensee, Licensor shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction to restrain Licensee from any threatened or actual activities in violation of any such covenants. Licensee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proving of actual damages or posting a bond, and in the event Licensor does apply for such an injunction, Licensee shall not raise as a defense thereto that the Licensor has an adequate remedy at law.

24. [Intentionally Left Blank.]

25. Quality Standards. To further protect the integrity and value of the Authorized Property, Licensee (i) agrees that the Distilled Spirits Products shall be manufactured, bottled and produced at production facilities approved by Licensor (“Approved Production Facilities”) and conform in each case in all material organoleptic respects (taste, color, and bouquet) to the specifications and quality standards as mutually agreed upon by the parties hereto, and (ii) represents, warrants and covenants that the Distilled Spirits Products shall be merchantable and fit for human consumption. Additionally, Licensee represents, warrants and covenants at all times during the Term that the Distilled Spirits Products manufactured, bottled and shipped by Licensee hereunder will be free from defects and will not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act, (any federal alcohol regulation promulgated by the U.S. Alcohol and Tobacco Tax and Trade Bureau or its predecessor agency (collectively the “TTB”), or state alcohol commission regulation, or within the meaning of any state or other food, alcohol or drug law) and that such Distilled Spirits Products will be processed, bottled, packaged, labeled, stored, transported, packed and shipped in compliance with all other applicable U.S. federal, state, and local laws, rules, and regulation. Licensee shall obtain all necessary permits, approvals and licenses necessary or appropriate to perform its obligations hereunder (including, without limitation the bottling, labeling, distribution and sale of the Authorized Products) and shall at all times comply with the terms and conditions of such permits, approvals and licenses. Moreover, Licensee represents, warrants and covenants at all time during the Term, it will not use any ingredients in the Distilled Spirits Products that are not in compliance with any food, health and safety laws or regulations. Licensee shall permit inspection of the Distilled Spirits Products and the Approved Production Facilities upon reasonable notice solely for determination of compliance with the terms hereof. Notwithstanding anything contained herein to the contrary, if Licensor determines that any Distilled Spirit Product is not in strict compliance with the provisions of this Section 25, it shall send written notice of same to Licensee and Licensee shall have thirty (30) days from the date of receipt of such notice to cure such failure and any failure to fully do so within such thirty day period shall give Licensor the right to immediately terminate this Agreement upon written notice to Licensee.

[Signature on Next Page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

RICH MARKS, LLC		EASTSIDE DISTILLING, INC.

By:		By:
	(authorized signatory)		(authorized signatory)
Print name:		Print name:
Title:		Title:

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Exhibit A

Distribution Channels

1.	Online – solely in the Territory
2.	Distributors – solely in the Territory
3.	Retail stores – solely in the Territory
4.	State liquor stores (e.g. ABC Stores) – solely in the Territory
5.	Direct-to-Consumer (where permitted) – solely in the Territory

Exhibit B

Annual Case Objective (Contract Years [****])

	Initial Products	[****]	[****]
Year	[****]	[****]	[****]
Year 1	[****]	[****]	[****]
Year 2	[****]	[****]	[****]

Minimum JR Promotional Allowance

[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Exhibit C

Applicable Percentages

Bonus Amount Tier of Net Purchase Price	Applicable Percentage

[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Exhibit D

U.S. Federal Registration for REDNECK RIVIERA, International Class 33, Serial Number 86976840.

Exhibit E

[[****]] Per Case (12x 750 mL bottles / 24x 375 mL bottles, or equivalent) Invoiced

Retail Price Points	[****]	[****]	[****]
[[****]] Per Case	[****]	[****]	[****]